Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
PNM Resources, Inc.:

We consent to the incorporation by reference in the registration statement No. 333-206087 on Form S-3 and registration statement Nos. 333-76288, 333-139108, 333-129454, 333-121371, 333-125010, 333-141282, 333-156243, 333-159361, 333-159362, 333-168797, and 333-195974 on Form S-8 of PNM Resources, Inc. of our report dated March 1, 2018, with respect to the consolidated balance sheets of PNM Resources, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of earnings, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated statements of cash flows for each of the years in the three-year period ended December 31, 2017, the related notes and financial statement Schedule I – Condensed Financial Information of Parent Company and Schedule II – Valuation and Qualifying Accounts (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 annual report on Form 10-K of PNM Resources, Inc.
/s/ KPMG LLP
Albuquerque, New Mexico
March 1, 2018